Exhibit 10.2


                                OFFICER AGREEMENT


          THIS AGREEMENT ("Agreement") is made and entered into this 1st day of October, 2007 ("Effective Date"), by and between Silgan Holdings Inc. ("Company") and Adam J. Greenlee ("Officer"). For purposes of this Agreement, the term "Company" shall include the subsidiaries of Silgan Holdings Inc. listed on Exhibit A hereto as well as all future subsidiaries of Silgan Holdings Inc.


                                    RECITALS
                                    --------

          A. Company is engaged in the business of developing, creating, manufacturing and selling, among other things, (i) metal containers for human and pet food, (ii) plastic packaging solutions for customers' products and (iii) metal, plastic and composite closures for food and beverage products (collectively, the "Business"). Company's headquarters and principal place of business are located in, and this Agreement is being signed in, Stamford, Connecticut.

          B. Officer is a senior officer of Company who is involved in, and has significant responsibilities and confidential information regarding, Company's Business.

          C. Company desires that Officer sign this Agreement.

          D. Officer desires to sign this Agreement and be eligible for severance as provided herein.

          NOW, THEREFORE, in consideration of the above and of the mutual covenants and agreements hereinafter set forth, Officer and Company agree as follows:

1.   Confidential Information.
     ------------------------

(a) Officer agrees to keep secret and confidential, and not to use or disclose to any third-parties, except as directly required for Officer to perform Officer's employment responsibilities for Company, any of Company's confidential, proprietary and/or trade secret information concerning Company's Business learned, developed or otherwise acquired by Officer during the course of, or in connection with, Officer's employment with Company ("Confidential Information"). Confidential Information includes, among other things, Company's confidential information regarding its customers and prospective customers (including but not limited to their needs, preferences, requirements, and likes and dislikes), costs, pricing, profitability, sales and marketing strategies, pricing policies, commission structures, contract terms and conditions, operational methods, strategic plans, nonpublic personnel-related information, nonpublic training materials, internal financial information, research and development plans and activities, and the like. Officer acknowledges that Company exercises reasonable efforts to maintain the secrecy and confidentiality of Confidential Information, and Officer agrees to treat Confidential Information as

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          secret and confidential so long as such information is not generally known to the public.

     (b) Officer acknowledges that any and all notes, records, sketches, computer diskettes, nonpublic training materials, recordings and other documents obtained by or provided to Officer, or otherwise made, produced or compiled during the course of Officer's employment with Company, which contain any Confidential Information of Company, regardless of the type of medium in which it is preserved, are the sole and exclusive property of Company and shall be given to Company (with no copies retained) upon Officer's termination of employment or on demand at any time by Company.

2.   Restrictions during Employment. Officer agrees that throughout Officer's
     ------------------------------
     employment with Company, Officer shall (a) faithfully render such services as may be delegated to Officer by Company; (b) devote Officer's entire business time, good faith, best efforts, ability, skill and attention to Company's Business; (c) not, directly or indirectly, compete, plan or prepare to compete, or assist anyone else in competing or in planning or preparing to compete, against Company; and (d) follow and act in accordance with all of Company's rules, policies and procedures with respect to the operation of Company.

3.   Post-Termination Restrictions.
     -----------------------------

     (a) Officer recognizes that (1) Company has spent substantial money, time and effort over the years in developing and solidifying its relationships with its customers and in developing its Confidential Information; (2) long-term customer relationships often can be difficult to develop and require a significant investment of time, effort and expense; and (3) Company pays its high-level personnel such as Officer to, among other things, develop and preserve Confidential Information, customer goodwill, and customer loyalty for and on behalf of Company. Accordingly, Officer agrees that for a period of (x) one
          (1) year immediately following Officer's last day of employment with Company if such employment is terminated by Company with cause or by the Officer or (y) one (1) year immediately following Officer's last day of employment with Company if such employment is terminated by Company without cause, Officer shall not, directly or indirectly, on Officer's behalf or on behalf of any other person, firm, corporation, partnership or other entity, compete against Company by:

          (i) providing, or supervising, managing or consulting in the provision of, any services or products that are competitive with Company's Business;

          (ii) becoming employed by, or providing services under contract or otherwise for, any company providing services or products in competition with Company's Business;

          (iii) providing, or supervising, managing or consulting in the provision of, any work or activity that involves a product, process, apparatus, service or

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                development utilized by the Company in its Business to any customer of Company with whom Officer or anyone under Officer's direct supervision dealt at any time during Officer's last two
                (2) years of employment with Company or about whom Officer acquired any Confidential Information while Officer was employed by Company;

          (iv) soliciting, enticing, inducing, hiring, employing or seeking to employ any salesperson, engineer, technician, manager or executive-level employee of Company, who was employed by Company during Officer's last six (6) months of employment with the Company, to provide any services in competition with Company's Business.

     (b) The post-termination restrictions in Sections 3(a)(i) and (ii) shall apply only in the United States, Canada, and such other countries where Company is engaged in the Business, or is actively planning to engage in the Business, as of the last day of Officer's employment with Company. Officer acknowledges and agrees that the post-termination restrictions in Sections 3(a)(i) through (iv) are reasonable and necessary to protect Company's legitimate protectible interests because, among other reasons, (i) of the narrow range of the activities prohibited; (ii) of the Confidential Information to which Officer has and will have access, which Officer agrees can have a useful competitive life of more than two years; (iii) of Officer's high-level position in Company, which provides Officer with access to Company's most sensitive Confidential Information and access to and influence regarding Company's most valuable and sensitive customer relationships; (iv) there are many other areas and businesses in which, and companies for which, Officer could work in view of Officer's background, and the restraints contained herein therefore should not impose any undue hardship on Officer. Officer further acknowledges and agrees that the restrictions in Subpart 3(a)(iv) are reasonable because (1) Officer, as a high-level employee, is in a position to identify, through Confidential Information, Company employees most integral and/or critical to the success of Company's Business; (2) such restrictions protect against the possible loss or misuse of Confidential Information by other Company employees; (3) such restrictions protect the customer relationships and/or goodwill associated with other Company employees; and (4) loss of one or more other Company employees, in addition to Officer, would increase the risk of loss or misuse of Confidential Information and/or customer relationships.

4.   Intellectual Property.
     ---------------------

     (a) Officer agrees that any and all Confidential Information, ideas, inventions, discoveries, patents, patent applications, technology, improvements, know-how, copyrights, tangible works of expression, derivative works, trademarks, service marks, trade secrets, and the like ("Intellectual Property"), which are developed, conceived, created, discovered, learned, produced and/or otherwise generated by Officer, whether individually or otherwise, during the time that Officer is employed by Company, whether before or after execution of this Agreement, whether or not

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          during working hours, that relate to: (a) current and anticipated businesses and/or activities of Company; (b) Company's current and anticipated research or development; or (c) any work performed by Officer for Company are and shall be the sole and exclusive property of Company, and Company shall own any and all worldwide right, title and interest in, to and under such Intellectual Property. Officer hereby agrees to assign, and assigns, to Company any and all worldwide right, title and interest in, to and under such Intellectual Property. Officer hereby agrees, whenever requested to do so by Company, at Company's expense, to execute any and all applications, assignments or other instruments which Company deems desirable or necessary to protect such interests. In the event that Company requests Officer to perform any of the foregoing services following termination of Officer's employment with Company, Company agrees to compensate Officer for such services at a rate per hour equal to the base salary that Officer received from Company at the time of Officer's termination. In addition, Company shall reimburse Officer for all related reasonable out-of-pocket expenses incurred in rendering such services. Officer further agrees to make a complete written disclosure to Company of any Intellectual Property, when and as it arises, is conceived or is reduced to practice, specifically pointing out the features or concepts that Officer believes to be new or different.

     (b) Officer agrees that any Intellectual Property that is conceived, developed, or reduced to practice by Officer within one (1) year immediately following the termination of Officer's employment with Company that relates to the actual or foreseeable Business of Company will be presumed to have been made during the term of Officer's employment and will be the sole property of Company, unless Officer presents sufficient evidence to Company satisfactory to rebut the presumption.

5.   Non-Waiver of Rights. Company's failure to enforce at any time any of the
     --------------------
     provisions of this Agreement or to require at any time performance by Officer of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

6.   Invalidity of Provisions. If any provision of this Agreement is adjudicated
     ------------------------
     to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provisions in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

7.   Assignments. This Agreement shall be freely assignable by Company to and
     -----------
     shall inure to the benefit of, and be binding upon, any other entity which shall succeed to the Business. Being a contract for personal services, neither this Agreement nor any rights hereunder shall be assigned by Officer.

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8.   Company's Right to Recover Costs and Fees. If Officer breaches or threatens
     -----------------------------------------
     to breach the Agreement, Officer shall be liable for any attorneys' fees and costs incurred by Company in enforcing its rights hereunder.

9.   Termination.
     -----------

     (a) Officer's employment with Company is terminable by Company, or by Officer, without cause, at any time upon notice to the other party. Company also may terminate Officer's employment with Company immediately for cause at any time. If Officer's employment under this Agreement is terminated, for any reason, with or without cause, Company shall have no liability whatsoever to Officer other than to pay Officer the compensation due through Officer's last day of employment (subject to Subsection (b) below), and such termination shall not diminish or affect in any way Officer's post-employment duties and obligations under this Agreement.

     (b) Officer acknowledges that Officer is, and at all times will be, an employee-at-will of Company and nothing herein shall be construed to alter or affect such employee-at-will status. Without limiting the generality of the foregoing, as additional consideration for Officer's execution of this Agreement, in the event that Company terminates Officer's employment without cause, Company hereby agrees to provide Officer with (i) a payment of an amount equal to the sum of (1) one
          (1) year of Officer's normal base salary at Officer's then annual salary rate plus (2) one year annual bonus calculated at thirty percent (30%) of such base salary, less applicable withholdings (the "Salary Payment"), with payment of the Salary Payment to be made in one lump sum on the effective date of termination, and (ii) a payment of an amount equal to the bonus Officer would have received under Company's applicable bonus plan for Officer for the year during which Officer's employment terminated had Officer's employment not so terminated, but pro rated based on the number of days Officer was employed by Company during such year, less applicable withholdings, (the "Bonus Payment" and together with the Salary Payment, the "Severance Payment"), with payment of the Bonus Payment to be made during the first quarter of the year following the year during which Officer's employment terminated. Officer understands, acknowledges and agrees that no Severance Payment shall be due in the event that Company terminates Officer's employment for cause or Officer terminates his employment.

     (c) For purposes of this Agreement, "cause" shall mean and include Officer's (i) act of fraud, embezzlement, theft, bribery or any other act of comparable dishonesty, disloyalty or breach of trust against the Company or any other material violation of law that occurs during or in the course of Officer's employment with Company; (ii) damage to Company's assets; (iii) improper use or disclosure of Company's confidential information; (iv) breach of Officer's obligations under this Agreement; (v) engagement in, or the planning of or preparation for, any competitive activity which would constitute a breach of Officer's duty of loyalty or of Officer's obligations under this Agreement; (vi) breach of any of Company's policies; (vii) willful and continued failure to perform Officer's duties for Company (other than as

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          a result of incapacity due to physical or mental illness); or (viii)
          willful conduct that is injurious to Company, monetarily or otherwise.

10.  Amendments. No modification or amendment of any of the provisions of this
     ----------
     Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Officer and Company to the extent that any such agreements or understandings conflict with the terms of this Agreement.

11.  Choice of Forum and Governing Law. The parties acknowledge and recognize
     ----------------------------------
     the substantial contacts that they have and will continue to have with Connecticut. Such contacts may include the following: Company has its headquarters in Connecticut; Officer will perform certain employment duties in Connecticut; Officer will deal with, report directly or indirectly to and/or receive strategic and/or management guidance or direction from executive-level personnel based in Connecticut; Officer will attend meetings in Connecticut at which Confidential Information may be disclosed; Officer will receive or be sent Confidential Information originating from Company in Connecticut; this Agreement was formed in, accepted, and executed in Connecticut; and the parties' expectations under this Agreement are based on Connecticut law. In light of the parties' substantial contacts with the State of Connecticut, and their significant interest in ensuring that disputes as to the validity and enforceability of this Agreement are resolved on a uniform basis, the parties agree that: (a) any litigation involving any noncompliance with or breach of the Agreement, or regarding the interpretation, validity and/or enforceability of the Agreement, shall be filed and conducted exclusively in Stamford, Connecticut; and (b) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Connecticut, without regard for any conflict of law principles.

12.  Company's Right to Injunctive Relief. In the event of a breach or
     ------------------------------------
     threatened breach of any of Officer's duties and obligations under the terms and provisions of Sections 1, 2, 3, 4 or 11 hereof, Company shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any right to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Officer hereby expressly acknowledges that the harm which might result to the Business as a result of any noncompliance by Officer with any of the provisions of Sections 1, 2, 3, 4 or 11 would be largely irreparable. Officer specifically agrees that if there is a question as to the enforceability of any of the provisions of Sections 1, 2, 3, 4 or 11 hereof, Officer will not engage in any conduct inconsistent with or contrary to such Sections until after the question has been resolved by a final judgment of a court of competent jurisdiction. Any time during which Officer violates any restrictions on Officer under this Agreement shall not count toward satisfying the time during which such restrictions shall apply.

13.  Future Employment. Officer shall disclose the existence of this Agreement
     -----------------
     to any new employer that offers products or services that compete with the Business. Officer shall not, during or after employment with Company, make any comments or other communications disparaging the goodwill or reputation of Company, its employees or Business. Officer consents to Company informing any subsequent employer of Officer, or any entity which

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     Company in good faith believes is, or is likely to be, considering employing Officer, of the existence and terms of this Agreement.

14.  Transfers. This Agreement shall continue and be in full force and effect
     ---------
     without re-execution in the event Officer is employed by Company in another position or location.

PLEASE NOTE: BY SIGNING THIS AGREEMENT, OFFICER IS HEREBY CERTIFYING THAT OFFICER (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS OFFICER HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS OFFICER'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date first above written.


                                    /s/ Adam J. Greenlee
                                    --------------------------------------------


                                    Officer: Adam J. Greenlee
                                             -----------------------------------



                                    Address: 3N446 Laura Ingalls Wilder Road
                                             -----------------------------------
                                             St. Charles, IL  60175
                                             -----------------------------------



                                    SILGAN HOLDINGS INC.



                                    By: /s/ Anthony J. Allott
                                        ----------------------------------------


                                    Name: Anthony J. Allott
                                          --------------------------------------


                                    Title: President and Chief Executive Officer
                                           -------------------------------------


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                                    EXHIBIT A


                      Subsidiaries of Silgan Holdings Inc.

Silgan Containers Corporation

Silgan Containers Manufacturing Corporation

Silgan LLC

Silgan Corporation

Silgan Can Company

Silgan Containers Lodi Manufacturing Corporation

Silgan Plastics Corporation

RXI Plastics, Inc.

Silgan Tubes Corporation

Silgan Tubes Holding Company

827599 Ontario Inc.

Silgan Plastics Canada Inc.

828745 Ontario Inc.

Thatcher Mexico, S.A. de R.L. de C.V.

Thatcher Investments, S.A. de R.L. de C.V.

Silgan Closures International Holding Company

Silgan Closures Holding Company

Silgan Closures Corporation

Silgan White Cap Americas LLC

Silgan Equipment Company

Silgan Closures Mexico, S.A. de C.V.

Silgan International Partnership C.V.

Silgan International Holdings B.V.

Silgan Europe Holdings B.V.

SWC Holdings Deutschland GmbH

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Silgan White Cap Deutschland GmbH

Silgan White Cap Nordiska AB

SWC Holdings Italy S.r.l.

Silgan White Cap Italia S.r.l.

SWC Holdings Poland Sp. z o.o.

Silgan White Cap Polska Sp. z o.o.

Silgan White Cap GmbH

Silgan White Cap France S.A.S.

Silgan White Cap Holdings Spain S.L.

Silgan White Cap Espana S.L.

Silgan White Cap UK Limited

Silgan White Cap Hungary Packaging Limited Liability
Company

Silgan White Cap Belgium N.V.

Silgan White Cap Holdings Cyprus Limited

Silgan White Cap Ukraine LLC

Silgan  White Cap Ambalaj Sanayi ve Ticaret A.S.

Silgan White Cap Investments, Inc.

Silgan White Cap South East Asia, Inc.

Silgan White Cap Properties, Inc.

SWC Holdings (Mauritius) Ltd.

Silgan White Cap (Shanghai) Co., Ltd.

Silgan White Cap de Venezuela, S.A.

SWC Holdings Brasil Participacoes Ltda.

Silgan White Cap Rus o.o.o


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